UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    August 11, 2016

CVB FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

California	0-10140	95-3629339
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

701 North Haven Avenue, Ontario, California	91764
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (909) 980-4030

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On August 11, 2016, CVB Financial Corp. (the “Company”), the holding company for Citizens Business Bank, issued a press release announcing that its Board of Directors authorized an increase in the Company’s common stock repurchase program (the “Repurchase Program”). Under its share repurchase program originally announced in July 16, 2008, the Company has repurchased approximately 2.58 million shares for approximately $22.6 million. As of June 30, 2016, 7.42 million shares remained available for repurchase. The Board’s authorization increases that number to 10,000,000 shares, or approximately 9.3% of the outstanding shares.

Pursuant to the Repurchase Program, on August 11, 2016, the Company entered into a Rule 10b5-1 repurchase plan (the “10b5-1 Plan”). Pursuant to the 10b5-1 Plan, a maximum of 10,000,000 shares may be repurchased beginning August 15, 2016 until the 10b5-1 Plan expires on August 15, 2017, unless completed sooner or otherwise extended or terminated.

A copy of the press release is included as Exhibit 99.1 hereto and is hereby incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release, dated August 11, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVB FINANCIAL CORP. (Registrant)

Date: August 11, 2016	By:	/s/ E. Allen Nicholson
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated August 11, 2016.